UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2012 (May 2, 2012)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1031 Cambridge Square, Suite F, Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2012, Dr. Frank N. Kautzmann III, 66, was named the registrant’s President, Chief Executive Officer, Chief Financial Officer, and Secretary, to serve in each such capacity at the pleasure of the registrant’s Board of Directors.  Since January, 2000, Dr. Frank N. Kautzmann III has been CEO / Chief Scientist at RDI Real Data, Inc., a software research and development company licensing technology to Fortune 200 companies. Other privately held companies owned by Dr. Kautzmann, include the Real Estate Almanac, a Greater Houston Area real estate software firm, whose products included pre-foreclosure reports, an automatic valuation models, and a product used by Tax Agents, Thomson-Reuters and others.

Dr. Kautzmann has over 35 years of professional experience in the computer industry and specializes in Number Theory and Theoretical Computer Science for  advanced systems architecture and design.  Prior to establishing several companies, Dr. Kautzmann worked for Honeywell Information Systems, Director of Special Projects, The Boeing Consulting Division of The Boeing Corporation as a Principal Consultant, Director, Software, Franklin Computer, and Chief Scientist for the MITRE Corporation at NASA - Johnson Space Center.  Dr. Kautzmann  has also consulted for DOD agencies, NSA, and NASA,  as well as most major Oil and Gas companies.

Item 8.01.  Other Items.

Joe Kozak, the registrant’s former President and Chief Executive Officer, has been named a strategic advisor to the registrant for six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date:

May 3, 2012

By:

/s/       Dr. Frank N. Kautzmann III

Dr. Frank N. Kautzmann III, Director

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